FOURTH QUARTER 2015 NASDAQ:HMST

Important Disclosures Forward-Looking Statements This presentation includes forward-looking statements, as that term is defined for purposes of applicable securities laws, about our industry, our future financial performance and business activity. These statements are, in essence, attempts to anticipate or forecast future events, and thus subject to many risks and uncertainties. These forward- looking statements are based on our management's current expectations, beliefs, projections, future plans and strategies, anticipated events or trends, and similar expressions concerning matters that are not historical facts, as well as a number of assumptions concerning future events. Forward-looking statements in this release include, among other matters, statements regarding our business plans and strategies (including our expansion strategies) and the expected effects of those initiatives, general economic trends, particularly those that affect mortgage origination and refinance activity, and growth scenarios and performance targets. Readers should note, however, that all statements in this presentation other than assertions of historical fact are forward-looking in nature. These statements are subject to risks, uncertainties, assumptions and other important factors set forth in our SEC filings, including but not limited to our most recent Quarterly Report on Form 10-Q for the quarter ended September 30, 2015; and our Annual Report on Form 10-K for year ended December 31, 2014. Many of these factors are beyond our control. Such factors could cause actual results to differ materially from the results discussed or implied in the forward-looking statements. These risks include statements predicated on our ability to realize the expected value of our mergers with Simplicity Bancorp and Orange County Business Bank and the combined entity resulting from those transactions; integrate our recent acquisitions; continue to expand our banking operations geographically and across market sectors; grow our franchise and capitalize on market opportunities; manage our growth efforts cost-effectively and attain the desired operational and financial outcomes; manage the losses inherent in our loan portfolio; make accurate estimates of the value of our non-cash assets and liabilities; maintain electronic and physical security of customer data; respond to an increasingly restrictive and complex regulatory environment; and attract and retain key personnel. Actual results may fall materially short of our expectations and projections, and we may change our plans or take additional actions that differ in material ways from our current intentions. Accordingly, we can give no assurance of future performance, and you should not rely unduly on forward-looking statements. All forward-looking statements are based on information available to the Company as of the date hereof, and we do not undertake to update or revise any forward-looking statements, for any reason. Basis of Presentation of Financial Data Unless noted otherwise in this presentation, all reported financial data is being presented as of the period ending December 31, 2015. Non-GAAP Financial Measures Information on any non-GAAP financial measures referenced in this presentation, including a reconciliation of those measures to GAAP measures, may also be found in our SEC filings and in the earnings release available on our web site. 2

Growing Western U.S. Franchise • Seattle-based diversified financial services company founded in 1921 with concentrations in major metropolitan areas of the western United States • Leading Northwest mortgage lender and commercial & consumer bank with growing presence in California • 114 retail deposit branches and lending centers in the Western United States and Hawaii • Total assets of $4.9 billion 3

Strategy Build Single Family Mortgage origination market share • Organic growth opportunities  Grow portfolio lending – Commercial Lending, Multifamily, Commercial Real Estate and Construction  Increase density of retail deposit branch network • Growth via acquisition of branches and smaller institutions in-market and in new markets • Continue opportunistic expansion (market share and footprint) of Single Family mortgage banking activities • Reliable source of capital to grow commercial and consumer banking segment • Target major markets in Western United States • Grow earning assets while containing operating expenses to improve operating efficiencies • Attain targeted operating efficiency ratios by segment • Target long-term 15%+ ROTE, subject to achievement of targeted segment contributions Expand Commercial & Consumer Banking Ongoing expense management Optimize use of capital To grow and diversify earnings by expanding our Commercial & Consumer Banking business and continue to build Mortgage Banking market share in new and existing markets 4

5 Recent Developments Results of Operations • Fourth quarter net income of $8.7million or $0.39 diluted EPS, full year 2015 net income of $41.3 million or $1.96 diluted EPS • Excluding after tax merger-related items, core net income of $8.8 million or $0.39 diluted EPS, full year core net income of $44.3 million or $2.11 diluted EPS • Total Assets increased to $4.9B due from $3.5B at December 2014 • Continued strong credit performance including reductions in classified assets, nonperforming assets and delinquencies Strategic Growth Activity in 4Q15 • Acquired the former AmericanWest Bank Branch in Dayton, Washington, from Banner Corp., including $25.7M in deposits, and $4.6M in loans. • Recorded first sale of loan pool by HomeStreet Commercial Capital, whose primary focus is to originate, pool, and sell small balance commercial real estate loans • Company has filed an application for a conversion to a Washington State Chartered Commercial Bank Recent Developments since 4Q15 • Acquired the Irvine, CA based Orange County Business Bank on February 1, 2016, a $190M asset commercial bank. The acquisition is our second in California

Results of Operations For the three months ended (1) Includes ten months of Simplicity’s results of operations. (2) Includes $4.6 million increase in mortgage servicing income from sale of MSRs and $4.6 million gain on sale of single family mortgage loans originally held for investment. (3) Excludes pre-tax acquisition-related expenses and bargain purchase gain. See appendix for reconciliation of non-GAAP financial measures. (4) See appendix for reconciliation of non-GAAP financial measures. (5) 2015 capital ratios under Basel III regulatory capital rules while all prior period ratios under Basel I rules. For the nine months ended 6 ($ in thousands) Dec. 31, 2015 Dec. 31, 2014 Dec. 30, 2015 (1) Dec. 31, 2014 Net interest income $ 39,740 $ 27,502 $ 148,338 $ 98,669 Provision for loan losses 1,900 500 6,100 (1,000) Noninterest income 65,409 51,487 281,237 185,657 (2) Noninterest expense 92,725 68,791 366,568 252,011 Net income before taxes 10,524 9,698 56,907 33,315 Income taxes 1,846 4,077 15,588 11,056 Net income $ 8,678 $ 5,621 $ 41,319 $ 22,259 Diluted EPS $ 0.39 $ 0.38 $ 1.96 $ 1.49 Core net income (3) $ 8,787 $ 6,199 $ 44,337 $ 24,245 Core EPS (3) $ 0.39 $ 0.41 $ 2.11 $ 1.62 Tangible BV/share (4) $ 20.16 $ 19.39 $ 20.16 $ 19.39 Core ROAA (3) 0.72% 0.72% 0.97% 0.76% Core ROAE (3) 7.47% 8.13% 10.03% 8.38% Core ROATE (3) 7.80% 8.53% 10.50% 8.81% Net Interest Margin 3.61% 3.53% 3.63% 3.51% Core efficiency ratio (3) 87.8% 86.0% 83.0% 87.6% Tier 1 Leverage Ratio (Bank) (5) 9.45% 9.38% 9.45% 9.38% Total Risk-Based Capital (Bank) (5) 13.91% 14.03% 13.91% 14.03% For the three months ended For the year ended

Results of Operations – Quarter Trend

($ in thousands)	Dec. 31, 2015	Sept. 30, 2015	Jun. 30, 2015	Mar. 31, 2015 (1)	Dec. 31, 2014
	For the three months ended				
Net interest income	$ 39,740	$ 39,634	$ 38,230	$ 30,734	$ 27,502
Provision for loan losses	1,900	700	500	3,000	500
Noninterest income	65,409	67,468	72,987	75,373	51,487
Noninterest expense	92,725	92,026	92,335	89,482	68,791
Net income before taxes	10,524	14,376	18,382	13,625	9,698
Income taxes	1,846	4,415	6,006	3,321	4,077
Net income	$ 8,678	$ 9,961	$ 12,376	$ 10,304	$ 5,621
Diluted EPS	$ 0.39	$ 0.45	$ 0.56	$ 0.59	$ 0.38
Core net income (2)	$ 8,787	$ 9,449	$ 14,541	$ 11,560	$ 6,199
Core EPS (2)	$ 0.39	$ 0.42	$ 0.65	$ 0.67	$ 0.41
Tangible BV/share (3)	$ 20.16	$ 19.95	$ 19.35	$ 18.97	$ 19.39
Core ROAA (2)	0.72%	0.78%	1.25%	1.21%	0.72%
Core ROAE (2)	7.47%	8.21%	12.76%	12.50%	8.13%
Core ROATE (2)	7.80%	8.59%	13.38%	13.09%	8.53%
Net Interest Margin	3.61%	3.67%	3.63%	3.60%	3.53%
Core efficiency ratio (2)	87.8%	86.2%	80.1%	77.7%	86.0%
Tier 1 Leverage Ratio (Bank) (4)	9.45%	9.69%	9.46%	11.47% / 9.95% (5)	9.38%
Total Risk-Based Capital (Bank) (4)	13.91%	14.15%	13.97%	14.57%	14.03%

(1) Includes only one month of Simplicity's results of operations.
(2) Excludes pre-tax acquisition-related expenses and bargain purchase gain. See appendix for reconciliation of non-GAAP financial measures.
(3) See appendix for reconciliation of non-GAAP financial measures.
(4) 2015 capital ratios under Basel III regulatory capital rules while all prior period ratios under Basel I rules.
(5) Quarterly average assets used to calculate Tier 1 Leverage ratio normalized for Simplicity Bank merger effective 3/1/15

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$27.5 $30.7 $38.2 $39.6 $39.7 3.53% 3.60% 3.63% 3.67% 3.61% 3.30% 3.40% 3.50% 3.60% 3.70% 3.80% 3.90% $- $5.0 $10.0 $15.0 $20.0 $25.0 $30.0 $35.0 $40.0 $45.0 4Q14 1Q15 2Q15 3Q15 4Q15 Ne t In ter est Ma rgi n (% ) Ne t In ter est Inc om e (i n m illio ns) Net Interest Income & Margin • 4Q NIM declined 6 bps and net interest income remained relatively flat with 3Q due primarily to a seasonal decline in non-interest bearing deposits primarily from our mortgage related deposits 8

Avg. Yield 3.00% 3.20% 3.40% 3.60% 3.80% 4.00% 4.20% $0.0 $0.5 $1.0 $1.5 $2.0 $2.5 $3.0 $3.5 $4.0 $4.5 $5.0 4Q14 1Q15 2Q15 3Q15 4Q15 Av era ge Yi eld Av era ge Ba lan ce s ( in bil lio ns ) Loans Held for Sale Cash & Cash Equivalents Investment Securities Loans Held for Investment Average Yield Interest-Earning Assets • Total average interest-earning assets increased $58 million or 1% in 4Q, primarily from $145 million increase in loans held for investment • Excluding run-off, loans held for investment ending balances increased $528 million or 17% in 4Q • New commitments of $575 million in mortgage, commercial lending, commercial real estate and residential construction • Run-off continued to occur at an accelerated pace of approximately 29% annualized in 4Q Avg. Yield 3.94% 4.01% 4.03% 4.03% 4.03% 9

HomeStreet Investment Securities Portfolio Yield As of 12/31/2015 2015 Total Return (1) Yield (2) Duration (2) HomeStreet Investment Portfolio 1.70% 2.63% 4.21 Composition Adjusted Barclays US Aggregate Index (4) 1.44% 2.72% 4.23 HMST performance data: BondEdge (1) As of December 31, 2015 (2) Yield and duration Include FTE adjustment (3) Performance Trust proprietary models as of 09/30/15, YOY (4) Barclays US Aggregate Index Adjusted to reflect HMST portfolio composition • Investment Security Portfolio size is $572m • The Investment Portfolio has an average credit rating of Aa2 • The Portfolio total return ranks in the 89th percentile compared to other banks (3) 7% 14% 31% 33% 15% Investment Securities Portfolio Composition as of 12/31/2015 Treasury Corporate Municipal Mortgage CMO 10

Noninterest Income • Noninterest income declined 3% to $65.4 million in 4Q compared to 3Q, mostly from lower net gain on mortgage loan origination and sale activities, partially offset by higher mortgage servicing income • Net gain on mortgage loan origination and sale activities declined $11.2 million primarily due to 26% lower single family rate lock volume • Mortgage servicing income increased $8.7 million due to higher servicing fees collected during the quarter and higher risk management results primarily related to slower long-term prepayment speed expectations 11 $2.5 $2.6 $4.0 $4.9 $6.6 $9.8 $4.3 $1.8 $4.8 $13.5 $39.2 $61.9 $70.0 $57.9 $46.6 $51.5 $75.4 $73.0 $67.5 $65.4 $- $10.0 $20.0 $30.0 $40.0 $50.0 $60.0 $70.0 $80.0 4Q14 1Q15 2Q15 3Q15 4Q15 No nin ter st Inc om e ( in mi llio ns ) Net gain on mortgage loan origination and sale activities Mortgage servicing income Bargain purchase gain Other noninterest income

0 400 800 1,200 1,600 2,000 2,400 $0.0 $20.0 $40.0 $60.0 $80.0 $100.0 4Q14 1Q15 2Q15 3Q15 4Q15 No nin ter es t E xp en se (in m illio ns ) FTE Total noninterest expense $68.8 $89.5 $92.3 $92.0 $92.7 Salaries & related costs (1) $44.7 $51.7 $59.9 $61.0 $60.3 General & administrative (1) $11.1 $12.4 $14.0 $14.9 $16.0 Occupancy (1) $4.6 $5.7 $5.9 $6.1 $6.9 Information services (1) $6.4 $6.1 $7.8 $7.6 $7.0 Other noninterest expense (1) $1.2 $1.5 $1.5 $2.0 $1.7 Merger-related expenses $0.9 $12.2 $3.2 $0.4 $0.8 FTE 1,611 1,829 1,964 2,100 2,139 Core efficiency ratio (1) 86.0% 77.7% 80.1% 86.2% 87.8% Noninterest Expense • Full-time equivalent employees increased by 2% in 4Q • Excluding merger-related expenses, salaries and related costs decreased as a result of less commissions paid on lower single family loan volume • Core efficiency ratio deteriorated from the prior quarter primarily due to lower Mortgage Banking segment revenue. Core efficiency ratio for the Commercial & Consumer Banking segment improved from 73.6% in 3Q to 69.9% in 4Q. • Noninterest expense will continue to vary primarily based on headcount and mortgage origination volume (1) Excludes merger-related expenses. See appendix for reconciliation of non-GAAP financial measures. 12

Segment Overview Mortgage Banking • Regional Single Family mortgage origination platform • 100% direct retail origination • Majority of production sold into secondary market • Fannie Mae, Freddie Mac, FHA, VA lender since programs’ inception • Portfolio products: jumbo and custom home construction • Servicing retained on majority of originated loans sold to secondary markets • Build Western U.S. major market retail franchise • Dynamic personnel management in relation to changes in market conditions • Fixed/Semi/Variable cost management • Long-term efficiency ratio target of <80% • Long-term targeted ROE of >25% Commercial & Consumer Banking Overview • Commercial Banking  Commercial lending, including SBA  All CRE property types with multifamily focus  Residential construction  Commercial deposit, treasury and cash management services • Consumer Banking  Consumer loan and deposit products  Consumer investment, insurance and private banking products and services • Expand market/grow market share in current and new markets  Follow mortgage expansion • Diversify and grow loan portfolio 4-5% or more per quarter (1) • Manage non-interest expense increase to 2-3% per quarter • Manage credit risk by monitoring portfolio and geographic early warning indicators • Long-term efficiency ratio target of <65% • Long-term targeted ROE range of 8-12%  Commercial lending – 8-12%  Commercial real estate – 10-15%  Residential construction – 20-30%  Single Family residential – 10-15% Strategic Objectives (1) Actual growth of loan portfolio is subject to, among other things, actual loan production volumes, portfolio runoff, portfolio loan sales, portfolio credit performance and net interest margin. Other portfolio management considerations include liquidity management, capital requirements and profitability. 13

Commercial & Consumer Banking 14

Commercial & Consumer Banking Segment

($ in thousands)	For the three months ended Dec. 31, 2015	Dec. 31, 2014	For the year ended Dec. 30, 2015 (1)	Dec. 31, 2014
Net interest income	$ 32,759	$ 22,187	$ 120,020	$ 81,986
Provision for loan losses	1,900	500	6,100	(1,000)
Noninterest income	8,778	5,434	29,367	18,667 (2)
Noninterest expense	29,542	21,155	122,598	79,811
Net income before taxes	10,095	5,966	20,689	21,842
Income taxes	1,718	2,621	2,672	7,092
Net income	$ 8,377	$ 3,345	$ 18,017	$ 14,750
Core net income (3)	$ 8,486	$ 3,923	$ 21,035	$ 16,734
Core ROAA (3)(4)	0.85%	0.57%	0.59%	0.65%
Core ROAE (3)(4)	9.11%	7.89%	7.31%	7.30%
Core ROATE (3)(4)	9.64%	8.51%	7.84%	7.78%
Core efficiency ratio (3)	69.9%	73.4%	74.9%	76.3%
Net Interest Margin	3.51%	3.48%	3.58%	3.44%
Total average earning assets	$3,708,342	$2,535,712	$ 3,364,907	$ 2,407,155
FTE	853	608	853	608

- QoQ and YoY net income is up reflecting the success of strategic growth initiatives, both M&A and organic
- Total loans held for investment increased 52% over the prior year, which includes 21% organic growth

(1) Includes ten months of Simplicity's results of operations.
(2) Includes $4.6 million gain on sale of single family mortgage loans originally held for investment.
(3) Excludes pre-tax acquisition-related expenses and bargain purchase gain. See appendix for reconciliation of non-GAAP financial measures.
(4) Average balances in denominator represent simple averages of beginning and ending period balances.

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Commercial & Consumer Banking Segment – Quarter Trend

($ in thousands)	Dec. 31, 2015	Sept. 30, 2015	Jun. 30, 2015	Mar. 31, 2015 (1)	Dec. 31, 2014
	For the three months ended				
Net interest income	$ 32,759	$ 31,509	$ 30,645	$ 25,107	$ 22,187
Provision for loan losses	1,900	700	500	3,000	500
Noninterest income	8,778	6,885	3,624	10,081	5,434
Noninterest expense	29,542	28,111	29,280	35,666	21,155
Net income (loss) before taxes	10,095	9,583	4,489	(3,478)	5,966
Income taxes	1,718	2,783	1,635	(3,464)	2,621
Net income (loss)	$ 8,377	$ 6,800	$ 2,854	$ (14)	$ 3,345
Core net income (2)	$ 8,486	$ 6,288	$ 5,019	$ 1,242	$ 3,923
Core ROAA (2)(3)	0.85%	0.66%	0.56%	0.16%	0.57%
Core ROAE (2)(3)	9.11%	7.39%	6.47%	2.02%	7.89%
Core ROATE (2)(3)	9.64%	7.87%	6.94%	2.16%	8.51%
Core efficiency ratio (2)	69.9%	73.6%	75.9%	82.3%	73.4%
Net Interest Margin	3.51%	3.62%	3.64%	3.60%	3.48%
Total average earning assets	$3,708,342	$3,514,496	$3,385,008	$2,840,601	$2,535,712
FTE	853	807	757	768	608

- Net income increased linked quarter primarily due to a 6% increase in loans held for investment and higher gain on sale from the first sale of loans by HomeStreet Commercial Capital
- Net interest income increased 4% from 3Q as a result of 6% growth in average earning assets

(1) Includes only one month of Simplicity's results of operations.
(2) Excludes pre-tax acquisition-related expenses and bargain purchase gain. See appendix for reconciliation of non-GAAP financial measures.
(3) Average balances in denominator represent simple averages of beginning and ending period balances.

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Loan Production/Loan Balance Trend 17 • New loan commitments continue to trend upward and total $575 million in 4Q15 an increase of 38% compared to 3Q15 and 87% compared to 4Q14 • Loans held for investment balances have grown 52% year-over-year including 20% organic growth in the portfolio • 1Q15 includes $664 million of loans added from the Simplicity merger primarily in single family and multifamily Commitme n ts B al an ce s ($ in thousands) Dec. 31, 2015 Sept. 30, 2015 Jun. 30, 2015 Mar. 31, 2015 Dec. 31, 2014 Single Family $1,203,180 $1,171,967 $1,182,542 $1,198,605 $896,665 Single Family Custom Home Construction $108,228 $81,554 $75,665 $66,422 $59,261 Home Equity and other $256,373 $237,491 $216,635 $205,200 $135,598 Total Consumer Loans $1,567,781 $1,491,012 $1,474,842 $1,470,227 $1,091,524 Commercial Real Estate $600,703 $563,241 $547,571 $535,546 $523,464 Multifamily $426,557 $382,392 $366,187 $352,193 $55,088 Residential Construction $177,335 $153,212 $130,586 $122,311 $104,679 CRE Construction $297,597 $295,105 $248,566 $213,660 $203,994 Commercial Business $154,262 $158,135 $166,216 $164,259 $147,449 Total Commercial Loans $1,656,454 $1,552,085 $1,459,126 $1,387,969 $1,034,674 Total Loans Held for Investment (before Deferred Fees and Allowance) $3,224,235 $3,043,097 $2,933,968 $2,858,196 $2,126,198 ($ in thousands) Dec. 31, 2015 Sept. 30, 2015 Jun. 30, 2015 Mar. 31, 2015 Dec. 31, 2014 Single Family $99,621 $62,702 $52,819 $50,093 $66,822 Single Family Custom Home Construction $73,978 $41,944 $39,788 $31,666 $33,592 Hom Equity and other $54 047 $37 716 $3 691 $14, 7 $5,706 Total Consumer Loans 227 646 $142 362 $12 298 9 , 34 $106,120 Commercial Real Estate/Multifamily $136 370 $ 9 487 $53 221 $14,562 $20,966 Residential Construction $114,531 $114,425 $95,468 $56,735 $75,646 RE Construction $77,815 $3 ,605 $2 ,900 $ 7,713 $91, 51 rci l Business $18,572 $26,697 $11,243 $16,063 $1 , 53 Total Commercial Loans 347,288 274,214 187,832 125,07 $201,516 Total 574 934 416 576 313 130 21,507 3 7,636

Loan Portfolio • Loans held for investment increased 6.0% to $3.22 billion from $3.04 billion at 3Q15, an increase of $181 million primarily due to increase in commercial loan originations • CRE loans ended 4Q15 at $1.03 billion or 32% of the total LHFI portfolio and 62% of the commercial loan portfolio. Multifamily is the number one property type. • The composition of the portfolio continues to diversify, commercial loans make up 52% of the portfolio at 4Q15 and single family and consumer loans make up 48%. 18 Loan Composition $3.22 billion CRE by Property Type $1.03 billion

Construction Lending Overview

Construction lending is a broad category that includes many different loan types, which are often characterized by different risk profiles. HomeStreet lends within the full spectrum of construction lending types, but is deliberate in achieving diversification among the types to mitigate risk. Additionally, recent geographical expansion has provided an opportunity to reduce concentrations in any particular market.

Construction Lending Types

Custom Home Construction	***Multifamily***	***Commercial***	***Residential Construction***	***Land & Lots***
Loan Characteristics				
• 12 Month Term • Consumer Owner Occupied • Borrower Underwritten similar to Single Family	• 18-36 Month Term • ≤ 80% LTC • Minimum 15% Cash Equity • ≥ 1.15 DSC • Portfolio LTV ~ 65%	• 18-36 Month Term • ≤ 80% LTC • Minimum 15% Cash Equity • ≥ 1.25 DSC • ≥ 50% pre-leased office/retail • Portfolio LTV ~65%	• 12-18 Month Term • LTC: ≤ 95% Presale & Spec • Leverage, Liquid. & Net Worth Covenants as appropriate • Portfolio LTV ~ 70%	• 12-24 Month Term • ≤ 50% -80% LTC • Strong, experienced, vertically integrated builders • Portfolio LTV ~ 55%
12/31/15 Balances and Commitments				
Balance: $106M Unfunded Commitments: $95M % of Balances: 18% % of Unfunded Commitments: 21%	Balance: $180M Unfunded Commitments: $128M % of Balances: 31% % of Unfunded Commitments: 29%	Balance: $93M Unfunded Commitments: $37M % of Balances: 16% % of Unfunded Commitments: 8%	Balance: $142M Unfunded Commitments: $174M % of Balances: 25% % of Unfunded Commitments: 38%	Balance: $59M Unfunded Commitments: $20M % of Balances: 10% % of Commitments: 4%

Geographical Distribution (balances)



28%
35%
6%
0%
2%
19%
7%
3%
1%
3%
0%
0%
20%
35%
2%
11%
0%
29%
0%
26%
40%
0%
0%
0%
3%
0%
32%
5%
15%
42%
9%
7%
0%
17%
3%
2%
13%
18%
33%
21%
5%
4%
5%
1%
0%
Seattle Metro
Puget Sound Other
WA Other
Portland Metro
OR Other
Hawaii
California
Utah
Idaho

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Credit Quality

($ in thousands)	Dec. 31, 2015		Sept. 30, 2015		Jun. 30, 2015		Mar. 31, 2015		Dec. 31, 2014	
	HMST	Peer Avg [3]	HMST	Peer Avg [3]	HMST	Peer Avg [3]	HMST	Peer Avg [3]	HMST	Peer Avg [3]
Nonperforming assets [1]	$24,699	--	$27,743	--	$32,735	--	$32,798	--	$25,462	--
Nonperforming loans	$17,168	--	$19,470	--	$21,308	--	$21,209	--	$16,014	--
OREO	$7,531	--	$8,273	--	$11,427	--	$11,589	--	$9,448	--
Nonperforming assets/total assets [1]	0.50%	[4]	0.56%	0.83%	0.67%	0.83%	0.71%	0.91%	0.72%	0.98%
Nonperforming loans/total loans	0.53%	[4]	0.64%	0.71%	0.73%	0.72%	0.74%	0.78%	0.75%	0.82%
Total delinquencies/total loans	2.05%	[4]	2.40%	1.12%	2.25%	1.18%	2.37%	1.33%	3.00%	1.35%
Total delinquencies/total loans - adjusted [2]	0.69%	[4]	1.04%	1.10%	0.92%	1.16%	1.04%	1.31%	1.11%	1.34%
ALLL/total loans	0.91%	[4]	0.89%	1.11%	0.88%	1.15%	0.87%	1.16%	1.04%	1.18%
ALLL/Nonperforming loans (NPLs)	170.54%	[4]	138.27%	736.61%	120.97%	442.13%	117.48%	424.00%	137.51%	374.81%
ALLL + Purchased loans discount /total loans	1.12%	--	1.13%	--	1.13%	--	1.13%	--	1.09%	--

- Credit Quality continues to improve:
  - Nonperforming assets declined to 0.50% of total assets
  - Nonperforming loans account for 80% of total delinquencies
  - Delinquencies declined to 2.05% of total loans compared to 2.40% in 3Q15
  - Adjusted delinquencies declined to 0.69% compared to 1.04% in 3Q15
  - OREO declined to $7.5 million compared to $8.3 million in 3Q15

[1] Nonperforming assets includes nonaccrual loans and OREO, excludes performing TDRs and SBAs
[2] Total delinquencies and total loans - adjusted are both net of Ginnie Mae EBO loans (FHA/VA loans)
[3] Peer group revised 1Q15. Source: SNL
[4] Not available at time of publishing

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Deposits • Total deposits of $3.2 billion at December 31, 2015, a slight decrease from September 30. Mortgage servicing and escrow accounts balances declined $54 million from last quarter. • Opened three new de novo Seattle-area retail branches in 2015 and added seven Southern California-area branches during 1Q through the Simplicity Bank merger and added one branch in Eastern Washington region during 4Q through a branch acquisition. • De novo branches opened since 2012 have generated net new accounts at approximately two times the rate of mature branches this year • The deposit account open/close ratio for mature branches is approximately 21% better than the peer median for 2015 to date 21 Total Cost of Deposits 7% 9% 10% 8% 23% 20% 22% 23% 61% 61% 57% 57% 9% 10% 11% 11% $2,211 $2,445 $3,308 $3,232 $- $500 $1,000 $1,500 $2,000 $2,500 $3,000 $3,500 12/31/13 12/31/14 9/30/15 12/31/2015 Bala nce s (in mil lion s) Noninterest-Bearing Transaction & Savings Deposits Interest-Bearing Transaction & Savings Deposits Time Deposits Mortgage Svcg. Escrow Accts. & Other Total Cost of Deposits 0.43% 0.39% 0.37% 0.44%

Mortgage Banking 22

Mortgage Banking Segment

($ in thousands)	For the three months ended Dec. 31, 2015	Dec. 31, 2014	For the year ended Dec. 31, 2015	Dec. 31, 2014
Net interest income	$ 6,981	$ 5,315	$ 28,318	$ 16,683
Noninterest income	56,631	46,053	251,870	166,989 (1)
Noninterest expense	63,183	47,636	243,970	172,199
Net income before taxes	429	3,732	36,218	11,473
Income taxes	128	1,456	12,916	3,963
Net income	$ 301	$ 2,276	$ 23,302	$ 7,510
ROAA (2)	0.12%	1.15%	2.85%	1.18%
ROAE / ROATE (2)	1.28%	8.93%	24.29%	10.00%
Efficiency Ratio	99.3%	92.7%	87.1%	93.8%
FTE	1,319	1,003	1,319	1,003

- 4Q15 interest rate lock commitment volume of $1.3 billion was 14% higher than in 4Q14 and closed loan volume of $1.6 billion was 24% higher than last year. 2015 interest rate lock commitment volume of $6.9 billion was 60% higher than the prior year and closed loan volume of $7.2 billion was 64% higher than last year.
- 4Q15 mortgage servicing income of $12.8 million increased $3.6 million from 4Q14 and 2015 mortgage servicing income of $22.0 million decreased $9.7 million from last year – primarily attributable to higher servicing value decay and a decline in risk management results

(1) Includes $4.6 million increase in mortgage servicing income from sale of MSRs.
(2) Average balances in denominator represent simple averages of beginning and ending period balances.

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Mortgage Banking Segment – Quarter Trend

($ in thousands)	Dec. 31, 2015	Sept. 30, 2015	Mar. 31, 2015	Mar. 31, 2015 (1)	Dec. 31, 2014
	For the three months ended				
Net interest income	$ 6,981	$ 8,125	$ 7,585	$ 5,627	$ 5,315
Noninterest income	56,631	60,584	69,363	65,292	46,053
Noninterest expense	63,183	63,916	63,055	53,816	47,636
Net income before taxes	429	4,793	13,893	17,103	3,732
Income taxes	128	1,632	4,371	6,785	1,456
Net income	$ 301	$ 3,161	$ 9,522	$ 10,318	$ 2,276
ROAA (1)	0.12%	1.11%	3.44%	4.56%	1.15%
ROAE / ROATE (1)	1.28%	10.28%	26.84%	35.16%	8.93%
Efficiency Ratio	99.3%	93.0%	81.9%	75.9%	92.7%
FTE	1,319	1,293	1,207	1,061	1,003

- Interest rate lock commitment volume of $1.3 billion was 26% lower than in 3Q and closed loan volume of $1.6 billion was15% lower than in 3Q
- Lower rate lock volume was the primary driver of net gain on mortgage loan origination and sale activities of $43.5 million coming in 22% below 3Q
- Mortgage servicing income of $12.8 million increased $8.7 million from the prior quarter due to higher servicing fees collected and improved risk management results primarily related to slower long-term prepayment speed expectations

(1) Average balances in denominator represent simple averages of beginning and ending period balances.

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Mortgage Origination (1) Represents combined value of secondary market gains and originated mortgage servicing rights stated as a percentage of interest rate lock commitments. (2) Loan origination and funding fees stated as a percentage of mortgage originations from the retail channel and excludes loans purchased from WMS. (3) Implemented a new pricing structure in the first quarter of 2015 where origination fees will no longer be charged at funding as the fee will be included in the rate/price of a loan. (4) In the second quarter of 2015, we recognized an additional $2.4 million of gain on mortgage loan origination and sale revenue related to the correction of an error in the mortgage loan pipeline valuation. The Composite Margin in the table above has been adjusted to eliminate the impact of this correction. 25 - 500 1,000 1,500 2,000 2,500 4Q14 1Q15 2Q15 3Q15 4Q15 Held for Sale Closed Loan Production ($ in millions) HMST WMS Rate locks Bps 0 50 100 150 200 250 300 350 400 4Q14 1Q15 2Q15 3Q15 4Q15 Single Family Composite Margin (bps) Secondary gains/rate locks Loan fees/closed loans 4Q14 Q1 15 (3) Q2 15 (4) Q3 15 4Q15 Secondary gains/rate locks (1) 251 306 316 275 281 Loan fees/closed loans (2) 59 30 31 36 38 Composite Margin 310 336 347 311 319 4Q14 1Q15 2Q15 3Q15 4Q15 HMST $1,205 $1,479 $1,837 $1,768 $1,530 WMS $125 $127 $186 $166 $119 Closed Loans $1,331 $1,607 $2,023 $1,934 $1,649 Purchase % 68% 51% 69% 7% 70% Refinance % 32% 49% 31% 25% 30% Rate locks $1,172 $1,901 $1,883 $1,807 $1,341 Purchase % 62% 50% 73% 70% 67% Refinance % 38% 50% 27% 30% 33%

Mortgage Servicing As of December 31, 2015 • Constant Prepayment Rate (CPR) - 12.6% for Q4 2015 • W.A. servicing fee - 28.8 bps • MSRs represent 1.02% of ending UPB - 3.5 W.A. servicing fee multiple • W.A age - 27.2 months • W.A. expected life – 60.4 months as of 12/31/15 • Composition - 28.1% government • Total delinquency - 1.3% (including foreclosures) • W.A. note rate - 4.08% 26 $11,216 $11,910 $12,980 $14,271 $15,348 $4,000 $6,000 $8,000 $10,000 $12,000 $14,000 $16,000 4Q14 1Q15 2Q15 3Q15 4Q15 Mortgage Servicing Portfolio ($ in millions)

Mortgage Market & Competitive Landscape Mortgage Market • MBA estimates fourth quarter mortgage origination nationally to decrease less than 1% over third quarter. HomeStreet’s originations decreased 15% over the prior quarter due to our emphasis on purchase originations. The MBA forecasts purchase originations to decrease by 17% from the third quarter. • The most recent Mortgage Bankers Association monthly forecast projects total loan originations to decrease 7% in 2016 over the past year, an upward revision from its prior quarter forecast of a 9% decrease. However, purchase mortgage originations are projected to increase 13% in 2016 • Despite the increase in short term interest rates by the Federal Reserve in December, mortgage rates continue near historic lows, and nationally purchases are expected to increase by 13% from 2015 and comprise 67% of volume in 2016. • Housing starts for this year are expected to be up 11% over 2015 levels. Competitive Landscape • Purchases comprised 53% of originations both nationally and in the Pacific Northwest in the fourth quarter. HomeStreet continues to perform above the national and regional averages, with purchases accounting for 70% of our closed loans and 67% of our interest rate lock commitments in the quarter. • Purchase demand continues to remain strong in many of our our markets, however limited inventory continues to be a significant constraining issue. • The Pacific Northwest and the major markets in western United States are expected to continue to grow more quickly than the rest of the country, consistent with the past eighteen months. 27

Earnings Guidance 28 • Currently anticipating mortgage loan lock volumes of approximately $1.7 billion and $2.3 billion in the first and second quarters of this year, respectively. • Projecting mortgage closing volumes of $1.6 billion and $2.3 billion in the first and second quarters of this year, respectively. • For the full year 2016, we expect both mortgage loan locks and mortgage closings of $8.1 billion. • Gain on sale composite margin expected to range between 315 and 325 basis points over the next three quarters. • In our Commercial and Consumer Banking segment, over the next three quarters we continue to expect net loan portfolio growth to approximate 4% to 5% quarterly. • Overall, we generally expect our consolidated net interest margin to remain at roughly the 3.55% to 3.6% level, absent changes in market rates and prepayment speeds, and our non-interest expenses will grow approximately 2% to 3% per quarter reflecting the continued investment in our growth and infrastructure.

. Appendix 29

Statements of Financial Condition For the three months ended For the nine months ended 30 ($ in thousands) Dec. 31, 2015 Sept. 30, 2015 Mar. 31, 2015 Mar. 31, 2015 (1) Dec. 31, 2014 Cash and cash equivalents $ 32,684 $ 37,303 $ 46,197 $ 56,864 $ 30,502 Investment securities 572,164 602,018 509,545 476,102 455,332 Loans held for sale 650,163 882,319 972,183 865,322 621,235 Loans held for investment, net 3,192,720 3,012,943 2,900,675 2,828,177 2,099,129 Mortgage servicing rights 171,255 146,080 153,237 121,722 123,324 Other real estate owned 7,531 8,273 11,428 11,589 9,448 Federal Home Loan Bank stock, at cost 44,342 44,652 40,742 34,996 33,915 Premises and equipment, net 63,738 60,544 58,111 49,808 45,251 Goodwill 11,945 11,945 11,945 11,945 11,945 Other assets 147,953 169,576 162,185 147,878 105,009 Total assets $ 4,894,495 $ 4,975,653 $ 4,866,248 $ 4,604,403 $ 3,535,090 Deposits $ 3,231,953 $ 3,307,693 $ 3,322,653 $ 3,344,223 $ 2,445,430 Federal Home Loan Bank advances 1,018,159 1,025,745 922,832 669,419 597,590 Federal funds purchased and securities sold under agreements to repurchase - - - 9,450 50,000 Accounts payable and other liabilities 117,251 119,900 111,180 80,059 77,975 Long-term debt 61,857 61,857 61,857 61,857 61,857 Total liabilities 4,429,220 4,515,195 4,418,522 4,165,008 3,232,852 Preferred stock - - - - - Common stock 511 511 511 511 511 Additional paid-in capital 222,328 222,047 221,551 221,301 96,615 Retained earnings 244,885 236,207 226,246 213,870 203,566 Accumulated other comprehensive income (loss) (2,449) 1,693 (582) 3,713 1,546 To al shareholders’ equity 465,275 460,458 447,726 439,395 302,238 Total liabilities and shareholders’ equity $ 4,894,495 $ 4,975,653 $ 4,866,248 $ 4,604,403 $ 3,535,090

Non-GAAP Financial Measures Tangible Book Value: 31 Year Ended Dec. 31, Sept. 30, Jun. 30, Mar. 31, Dec. 31, Dec. 31, Dec. 31, (dollars in thousands, except share data) 2015 2015 2015 2015 2014 2015 2014 Shareholders' equity $465,275 $460,458 $447,726 $439,395 $302,238 $465,275 $302,238 Less: Goodwill and other intangibles (20,266) (20,250) (20,778) (21,324) (14,211) (20,266) (14,211) Tangible shareholders' equity $445,009 $440,208 $426,948 $418,071 $288,027 $445,009 $288,027 Book value per share $21.08 $20.87 $20.29 $19.94 $20.34 $21.08 $20.34 Impact of goodwill and other intangibles (0.92) (0.92) (0.94) (0.97) (0.95) (0.92) (0.95) Tangible book value per share $20.16 $19.95 $19.35 $18.97 $19.39 $20.16 $19.39 Average shareholders' equity $470,635 $460,489 $455,721 $370,008 $305,068 $442,105 $289,420 Less: Average goodwill and other intangibles (20,195) (20,596) (21,135) (16,698) (14,363) (19,668) (14,309) Average tangible shareholders' equity $450,440 $439,893 $434,586 $353,310 $290,705 $422,437 $275,111 Return on average shareholders’ equity 7.38% 8.65% 10.86% 11.14% 7.37% 9.35% 7.69% Impact of goodwill and other intangibles 0.33% 0.41% 0.53% 0.53% 0.36% 0.43% 0.40% Return on average tangible shareholders' equity 7.71% 9.06% 11.39% 11.67% 7.73% 9.78% 8.09% Quarter Ended

Non-GAAP Financial Measures

Core Net Income:

(dollars in thousands)	Quarter Ended Dec. 31, 2015	Sept. 30, 2015	Jun. 30, 2015	Mar. 31, 2015	Dec. 31, 2014	Year Ended Dec. 31, 2015	Dec. 31, 2014
Net income	$8,678	$9,961	$12,376	$10,304	$5,621	$41,319	$22,259
Impact of merger-related items (net of tax)	109	(512)	2,165	1,256	578	3,018	1,986
Net income, excluding merger-related items (net of tax)	$8,787	$9,449	$14,541	$11,560	$6,199	$44,337	$24,245
Noninterest expense	$92,725	$92,026	$92,335	$89,482	$68,791	$366,568	$252,011
Deduct: merger-related expenses	(754)	(437)	(3,208)	(12,165)	(889)	(16,564)	(3,055)
Noninterest expense, excluding merger-related expenses	$91,971	$91,589	$89,127	$77,317	$67,902	$350,004	$248,956
Diluted earnings per common share	$0.39	$0.45	$0.56	$0.59	$0.38	$1.96	$1.49
Impact of merger-related items (net of tax)	-	(0.03)	0.09	0.08	0.03	0.15	0.13
Diluted earnings per common share, excluding merger-related items (net of tax)	$0.39	$0.42	$0.65	$0.67	$0.41	$2.11	$1.62
Return on average assets	0.71%	0.83%	1.06%	1.08%	0.65%	0.91%	0.69%
Impact of merger-related items (net of tax)	0.01%	(0.05)%	0.19%	0.13%	0.07%	0.06%	0.07%
Return on average assets, excluding merger-related items (net of tax)	0.72%	0.78%	1.25%	1.21%	0.72%	0.97%	0.76%
Return on average shareholders' equity	7.38%	8.65%	10.86%	11.14%	7.37%	9.35%	7.69%
Impact of merger-related items (net of tax)	0.09%	(0.44)%	1.90%	1.36%	0.76%	0.68%	0.69%
Return on average shareholders' equity, excluding merger-related items (net of tax)	7.47%	8.21%	12.76%	12.50%	8.13%	10.03%	8.38%
Return on average tangible shareholders' equity	7.71%	9.06%	11.39%	11.67%	7.73%	9.78%	8.09%
Impact of merger-related items (net of tax)	0.09%	(0.47)%	1.99%	1.42%	0.80%	0.72%	0.72%
Return on average tangible shareholders' equity, excluding merger-related items (net of tax)	7.80%	8.59%	13.38%	13.09%	8.53%	10.50%	8.81%
Efficiency ratio	88.18%	85.92%	83.02%	84.33%	87.09%	85.33%	88.63%
Impact of merger-related items (net of tax)	(0.40)%	0.23%	(2.94)%	(6.61)%	(1.13)%	(2.36)%	(1.07)%
Efficiency ratio, excluding merger-related items (net of tax)	87.79%	86.16%	80.08%	77.72%	85.96%	82.97%	87.56%

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Non-GAAP Financial Measures

Core Net Income – Commercial & Consumer Banking:

(dollars in thousands)	Quarter Ended Dec. 31, 2015	Sept. 30, 2015	Jun. 30, 2015	Mar. 31, 2015	Dec. 31, 2014	Year Ended Dec. 31, 2015	Dec. 31, 2014
Commercial and Consumer Banking Segment:							
Net (loss) income	$8,377	$6,800	$2,854	($14)	$3,345	$18,017	$14,748
Impact of merger-related items (net of tax)	109	(512)	2,165	1,256	578	3,018	1,986
Net income, excluding merger-related items (net of tax)	$8,486	$6,288	$5,019	$1,242	$3,923	$21,035	$16,734
ROAA	0.84%	0.71%	0.32%	(0.00)%	0.49%	0.50%	0.57%
Impact of merger-related items (net of tax)	0.01%	(0.05)%	0.24%	0.17%	0.08%	0.08%	0.08%
ROAA, excluding merger-related items (net of tax)	0.85%	0.66%	0.56%	0.16%	0.57%	0.59%	0.65%
ROAE	8.99%	7.99%	3.68%	(0.02)%	6.73%	6.26%	6.43%
Impact of merger-related items (net of tax)	0.12%	(0.60)%	2.79%	2.04%	1.16%	1.05%	0.87%
ROAE, excluding merger-related items (net of tax)	9.11%	7.39%	6.47%	2.02%	7.89%	7.31%	7.30%
ROATE	9.51%	8.51%	3.95%	(0.02)%	7.26%	6.72%	6.86%
Impact of merger-related items (net of tax)	0.12%	(0.64)%	3.00%	2.18%	1.25%	1.13%	0.92%
ROAE, excluding merger-related items (net of tax)	9.64%	7.87%	6.94%	2.16%	8.51%	7.84%	7.78%
Efficiency ratio	71.12%	73.22%	85.44%	101.36%	76.59%	82.07%	79.29%
Impact of merger-related items (net of tax)	(1.17)%	0.39%	(9.54)%	(19.07)%	(3.22)%	(7.22)%	(3.04)%
Efficiency ratio, excluding merger-related items (net of tax)	69.95%	73.61%	75.90%	82.29%	73.37%	74.85%	76.26%

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